    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FATBRAIN.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        77-0389480
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                               2550 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 845-0100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CHRIS MACASKILL
                            CHIEF EXECUTIVE OFFICER
                               FATBRAIN.COM, INC.
                               2550 WALSH AVENUE
                         SANTA CLARA, CALIFORNIA 95051
                                 (408) 845-0100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                             JAY K. HACHIGIAN, ESQ.
                               AMY S. COHEN, ESQ.
                            GUNDERSON DETTMER STOUGH
                      VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                             155 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
                                 (650) 321-2400
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
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                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF               AMOUNT TO           OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED        BE REGISTERED          PER SHARE(1)            PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, 0.001 par value        1,868,711               $19.79            $36,981,790.69          $9,763.20
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

(1) The price of $ 19.79 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 19, 2000 is indicated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                 SUBJECT TO COMPLETION, DATED JANUARY 24, 2000

                                1,868,711 SHARES

                               FATBRAIN.COM, INC.

                                  COMMON STOCK
                           -------------------------

This prospectus relates to the public offering of 1,868,711 shares of the common stock of Fatbrain.com, Inc.
                    This offering is not being underwritten.
                           -------------------------

  INVESTING IN THE COMMON STOCK INVOLVES CONSIDERABLE RISKS. PLEASE SEE "RISK
                         FACTORS" BEGINNING ON PAGE 4.

     Our common stock currently trades on the Nasdaq National Market under the trading symbol "FATB."
  On January 19, 2000 the closing bid price of our common stock was $19.07 per share.
                           -------------------------

                                  THE OFFERING

    - The shares offered in this prospectus will be sold from time to time in transactions (1) on the Nasdaq National Market, (2) in privately negotiated transactions, or (3) by a combination of these methods of sale. These sales may occur at fixed prices that are subject to change, at then prevailing market prices or at negotiated prices.

    - All of the shares of common stock offered in this prospectus are being sold by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear certain expenses in connection with the registration and sale of the shares of common stock being offered by the selling stockholders. These shares are being offered on a continuous basis under Rule 415 of the Securities Act of 1933, as amended, or the Securities Act, until at least November 18, 2001 or the earlier sale of the shares being offered.

    - Selling stockholders may sell shares of common stock through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares of common stock, or both. Selling stockholders may also sell shares to broker-dealers buying for their own account and these broker-dealers may receive similar compensation from these selling stockholders. Compensation received by these broker-dealers may exceed that which is considered customary.

    - The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                           -------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               The date of this Prospectus is             , 2000.

                               TABLE OF CONTENTS

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
Prospectus Summary....................    3
Risk Factors..........................    4
Use of Proceeds.......................   16
Selling Stockholders..................   17
Plan of Distribution..................   19
Legal Matters.........................   20
Experts...............................   20
Where You Can Find More Information...   20
Information Incorporated by
  Reference...........................   21

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference in this prospectus.

     We authorized the issuance of the shares that may be offered using this prospectus in October 1999 and issued 1,437,470 shares of common stock to the selling stockholders identified in this prospectus in November 1999. The selling stockholders were also issued warrants to purchase up to 431,241 shares of our common stock at an exercise price of $26.09 per share until November 2004, subject to customary adjustments. These shares of common stock may be offered by the selling stockholders with this prospectus.

     This prospectus, including the documents incorporated by reference, contains forward-looking statements. Statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including without limitation statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on this date, and we assume no obligation to update any forward-looking statements. A forward-looking statement involves a prediction, the accuracy of which is subject to risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors, including, but not limited to, those indicated in this prospectus under "Risk Factors." You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information presented in this prospectus and incorporated by reference, before making an investment decision.

                                  THE COMPANY

     We were incorporated in November 1994. We are the leading online retailer of information resources singularly focused on technical and business professionals. In addition to our product offerings, our online store features authoritative and compelling content, competitive pricing, an easy-to-use navigational interface and a variety of value-added services. We also operate two physical retail stores that complement our online business by generating increased online traffic and creating cross-promotional opportunities. We recently introduced eMatter, a secure digital publishing solution that allows authors and publishers to publish and sell their works online, providing a global distribution channel for works of all kinds, including books, magazines and articles. Our principal executive offices are located at 2550 Walsh Avenue, Santa Clara, California 95051, and our telephone number is (408) 845-0100.

                                  RISK FACTORS

     An investment in the common stock involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors before investing in the common stock. All statements, trend analysis and other information contained in this prospectus and in the documents incorporated by reference in this prospectus relative to markets for our products and services and trends in total revenues, gross margin and anticipated expense levels, as well as other statements incorporating such words as "anticipate," "believe," "plan," "estimate," "expect" and "intend" and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business and economic risks, and our actual results of operations may differ materially from those contained in the forward-looking statements. The cautionary statements apply to all forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus.

RISKS RELATED TO OUR BUSINESS

Our Limited Operating History May Prevent Us from Achieving Success in Our Business

     We were incorporated in November 1994 to develop an online retail strategy, and we began selling information resources, initially consisting of technical books, through our online store on the World Wide Web, or the Web, in February 1996. We expanded our product offerings to include training materials in January 1998, corporate documentation in May 1998 and professional resources for the engineering, science, mathematics and financial services industries in March 1999. We introduced eMatter, a secure digital publishing channel to allow authors and publishers to publish and sell works online, in October 1999. As a result, we have a very limited operating history that may prevent us from achieving success in our business. In addition, because of our limited operating history, we have limited information from which to evaluate our business and prospects.

     Our prospects must be considered in light of the risks, expenses and uncertainties frequently encountered by companies in the early stages of development, particularly companies in new and rapidly evolving markets, including electronic commerce. These risks may include:

     - An evolving and unpredictable business model;
     - Management of an expanding business;
     - Fluctuations in sales and seasonality;
     - Entry into new business areas;
     - Competition;
     - Need for additional personnel and dependence on key personnel;
     - Limitations on our ability to establish and expand our brand; and
     - Capacity constraints and system failures.

     To address these risks, we must, among other things:

     - Implement and successfully execute our business and marketing strategy;
     - Maintain and increase our customer base;
     - Continue to develop and upgrade our technology and transaction-processing systems;
     - Improve our online store;
     - Provide superior customer service and order fulfillment;
     - Respond to competitive developments; and
     - Attract, retain and motivate qualified personnel.

     We may not successfully address any of these challenges and the failure to do so would seriously harm our business, financial condition, operating results and cash flows.

We Have Incurred Losses and We Expect Future Losses

     We may not achieve profitability and if achieved, profitability may not be sustained. Since inception, we have incurred significant net operating losses and expect to incur additional net operating losses for the foreseeable future. As of October 31, 1999, we had an accumulated deficit of $34.0 million. We believe that our success will depend in large part on our ability to:

     - Enhance our customers' online shopping experience;
     - Expand corporate relationships and establish and utilize supplier relationships;
     - Build brand awareness;
     - Capitalize on the market for information resources;
     - Maintain our technology focus and expertise; and
     - Expand our expertise in the engineering, science, mathematics and financial services industries.

     As a result, we intend to invest heavily in marketing and promotion, our direct sales and telesales organizations, and systems and infrastructure development. These expenditures may not result in increased revenues or customer growth. Additionally, while in recent periods we have experienced significant growth in revenues, our customer base and repeat customer revenue, these growth rates are not sustainable. These growth rates will decrease in the future and are not indicative of actual growth rates that we may experience.

Our Quarterly Operating Results Are Volatile and Future Operating Results Remain Uncertain

     Our quarterly operating results have varied significantly in the past and will likely vary significantly in the future. Our future quarterly operating results may vary significantly due to a variety of factors, many of which are outside our control. Factors that could affect our quarterly operating results include:

     - Our ability to establish and expand brand awareness;
     - Our ability to retain existing customers, attract new customers and continuously improve customer satisfaction;
     - Our ability to manage inventory and fulfillment operations;
     - Our ability to sustain or improve gross margin levels;
     - The announcement or introduction of new online stores, services and products by us or our competitors;
     - Price competition or higher wholesale prices in the industry;
     - The level of usage of and commerce on the Internet and online services generally;
     - Our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;
     - Technical difficulties, system downtime or Internet brownouts;
     - The amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;
     - The introduction of new product lines, including eMatter; and
     - Governmental regulation.

     We are unable to accurately forecast our future revenues because of our limited operating history and the emerging nature of the markets in which we compete. Revenues and operating results generally depend on the volume of, timing of and ability to fulfill orders received. These factors have historically been, and are likely to continue to be, difficult to forecast. Our current and future expense levels are based largely on our operating plans and estimates of future revenues and are, to a large extent, fixed. We may be unable to adjust spending sufficiently quickly to compensate for any unexpected revenue shortfall. As a result, any significant shortfall in revenues in relation to our planned expenditures would seriously harm our business, financial condition, operating results and cash flows. Further, we may, from time to time, make selected pricing, product, service or marketing decisions as a strategic response to changes in the competitive environment. These changes could also seriously harm our business, financial condition, operating results and cash flows.

     Further, we have, in the past, experienced seasonality in our business, and we expect that we will continue to experience seasonality in the future. Internet usage and the amount of purchases from individual and corporate consumers tend to decline during August, November and December. During these times many technical and business professionals are either absent from the workplace, on vacation or experience a holiday closure at their company. Our results in future quarters may be negatively affected by seasonal trends.

     Due to the foregoing factors, we cannot predict with any significant degree of certainty our quarterly revenue and operating results. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance. It is likely that in one or more future quarters our results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock would likely be seriously harmed.

The Risks and Expenses Associated with New Product Offerings May Harm Our
Business

     For the three and nine month periods ended October 31, 1999 approximately 88% and 84%, respectively, of our online revenues were derived from sales of books. We recently expanded our product offerings to include technology based training materials and corporate documentation, and future revenues from these new product offerings are difficult to forecast. We also expanded our focus to include resource materials for professionals in the engineering, science, mathematics and financial services industries, and future revenues from these new areas are difficult to forecast. The lack of market acceptance for these efforts or our inability to generate satisfactory revenues from such expanded services or products to offset related increased costs could seriously harm our business, financial condition, operating results and cash flows.

     In addition, we may choose to further expand our operations by promoting new or complementary products and expanding the breadth and depth of products and services offered. We may decide to utilize third-party relationships to extend our brand or establish additional co-branded online stores. We may pursue the acquisition of new or complementary businesses, products or technologies. However, we have no present commitments or agreements for any material acquisitions or investments. We may not be able to expand our product offerings and related operations in a cost-effective or timely manner. These efforts may fail to increase online traffic and purchases from our online or physical retail stores or to increase our overall market acceptance. Furthermore, any new business or online store launched by us that is not favorably received by individuals, corporate customers or their employees or constituents could damage our reputation or the Fatbrain.com brand. Expansion of our operations in this manner would also require significant additional expenses and development, operations and editorial resources. These efforts may strain our management, financial and operational resources.

The Risks and Expenses Associated with Our Entry into New Business Areas May Harm Our Business

     We recently introduced eMatter, a secure digital publishing channel to allow authors and publishers to publish and sell works online. Future revenues from this new business area are difficult to forecast. Further, the development and expansion of eMatter require additional expenses and the diversion of resources. The lack of market acceptance for eMatter or our inability to generate satisfactory revenues from eMatter to offset related increased costs could seriously harm our business, financial condition, operating results and cash flows.

Our Markets Are Highly Competitive

     The electronic commerce market is new, rapidly evolving and intensely competitive. The market for information resources is more mature but also intensely competitive. The electronic publishing market is also new and rapidly evolving. We expect competition to continue to intensify in the future. We currently or potentially compete with a variety of companies. These competitors include:

     - A significant number of traditional retail and online bookstores, including Amazon.com, Barnesandnoble.com, Borders Group, Inc. and other vendors of books, training products and product manuals;
     - Various computer super-stores that carry related technical information resources at retail locations, in catalogs and over the Internet;
     - A number of indirect competitors that specialize in electronic commerce or derive a substantial portion of their revenue from electronic commerce and other companies with substantial customer bases in the computer and other technical and professional fields; and
     - With respect to eMatter, competitors include 1stBooks, Books24x7, iUniverse.com, netLibrary, PublishOne and a variety of self-publishing and e-publishing sites.

     We believe that the principal competitive factors on which we compete in our markets include:

     - Brand recognition;
     - Selection, personalized services and overall customer service;
     - Convenience and accessibility;
     - Price;
     - Quality of search tools;
     - Quality of editorial and other site content; and
     - Reliability and speed of fulfillment.

     We may not be able to maintain a competitive position against current or future competitors as they enter the markets in which we compete. This is true particularly with respect to competitors with longer operating histories, larger customer bases and greater financial, marketing, service, support, technical and other resources than us. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Some of our competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than we can. Our failure to maintain a competitive position within our markets could seriously harm our business, financial condition, operating results and cash flows.

     In addition, increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We may from time to time make selected pricing, service or marketing decisions or acquisitions as a strategic response to changes in the competitive environment. These actions could result in reduced margins or otherwise seriously harm our business, financial condition, operating results and cash flows.

     Further, new technologies and the expansion of existing technologies may increase the competitive pressure we experience. For example, applications that select specific titles from a variety of Web sites may channel customers to online booksellers that are our competitors. Companies that control access to transactions through a network or Web browsers could also promote our competitors or charge us a substantial fee for inclusion. In addition, vendors of information resources such as technology based training materials could provide direct access to training programs online.

We Must Manage Our Growth and Expansion

     We have rapidly expanded our operations and we anticipate that further expansion will be required to address potential growth in our customer base and market opportunities. Specifically, we expect to significantly increase our direct corporate and telesales organization and marketing initiatives. This expansion has placed, and future expansion is expected to place, a significant strain on our management, operational and financial resources. In addition, the introduction and development of eMatter is anticipated to divert management attention and resources. Our management will be required to maintain and expand our relationships with:

     - Various suppliers and freight companies;
     - Other Web sites and other Web service providers;
     - Internet and other online service providers; and
     - Other third parties necessary to our business.

     Our new employees include a number of key managerial, technical and operations personnel who have not yet been fully integrated and we expect to add additional key personnel in the near future. To manage the expected growth of our operations and personnel, we will need to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff.

     Our current and planned personnel, systems, procedures and controls may be inadequate to support our future operations. Further, management may be unable to attract, retain, motivate and manage required personnel or to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, financial condition, operating results and cash flows could be seriously harmed.

Risks Associated with Our New Brand

     We believe we must establish, maintain and enhance our "Fatbrain.com" brand. We have only been operating under the "Fatbrain.com" name since the end of March 1999. If we fail to promote and maintain our brand, or if we incur excessive expenses in an attempt to do so, our business, operating results financial condition and cash flows would be seriously harmed. To attract and retain online users and to promote and maintain our new brand, we may need to substantially increase our marketing expenditures to create and maintain strong brand loyalty among our customers. Additionally, customers may react negatively to our new brand. Our business could be adversely affected if our customers react negatively, our marketing efforts are unproductive or if we cannot increase our brand awareness and acceptance.

Capacity Constraints and Our Reliance on Internally Developed Systems Could Affect Our Business

     A key element of our strategy is to generate a high volume of traffic on, and use of, our online store. As a result, the satisfactory performance, reliability and availability of the online store, transaction-processing systems and network infrastructure are critical to our reputation. These factors are similarly critical to our ability to attract and retain customers and maintain adequate service and customer support levels. Our revenues depend on the number of visitors who shop at our online store and the volume of orders we fulfill. Any system interruptions that cause our online store to be unavailable or impair order fulfillment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings. We have experienced periodic system interruptions, which we believe will continue to occur from time to time. If there is a substantial increase in the volume of traffic on our online store or the number of orders placed by customers, we will need to expand and further upgrade our technology, transaction-processing systems and network infrastructure. We may be unable to accurately project the rate or timing of increases, if any, in the use of our online store or timely expand and upgrade our systems and infrastructure to accommodate such increases.

     We use an internally developed system, which is supplemented by commercially available licensed technology, for:

     - Our online store;
     - Our search engine;
     - Our secure digital publishing channel for eMatter; and
     - Substantially all aspects of our transaction processing systems, including order management, cash and credit card processing, purchasing, inventory management and shipping.

     We intend to upgrade and expand our transaction-processing systems and to integrate newly developed and purchased modules with our existing systems in order to improve our accounting, control and reporting methods and support increased transaction volume. We may be unable to add additional software and hardware or to develop and further upgrade our existing technology, transaction-processing systems or network infrastructure to accommodate increased traffic through our online store or increased sales volume. Any inability to do so may result in:

     - Unanticipated system disruptions;
     - Slower response times;
     - Degradation in levels of customer service;
     - Impaired quality and speed of order fulfillment; and
     - Delays in reporting accurate financial information.

     We may be unable in a timely manner to effectively upgrade and expand our transaction-processing system or to smoothly integrate any newly developed or purchased modules with our existing systems. Any inability to do so could seriously harm our business, financial condition, operating results and cash flows.

We Must Attract Additional Personnel

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, particularly in the San Francisco Bay area, where our headquarters are located. As a result, we may be unable to successfully attract, assimilate or retain qualified personnel. We have encountered difficulties in attracting a sufficient number of qualified software developers for our online store and transaction-processing systems. Further, we may be unable to retain those developers we currently employ or attract additional developers. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition, operating results and cash flows.

Changes in State Sales and Other Tax Collection Regulations Could Harm Our Business

     We do not currently collect sales or other similar taxes for shipments of goods into states other than California and Kentucky. However, one or more states or foreign countries may seek to impose sales tax collection obligations on out-of-state or foreign companies which engage in electronic commerce. In addition, any new operations we establish in states outside California and Kentucky could subject shipments into these states to state sales taxes. A successful assertion by one or more states or any foreign country that we should collect sales or other similar taxes on the sale of merchandise could seriously harm our business, financial condition, operating results and cash flows.

System Failures Would Harm Our Business

     Our success, in particular our ability to successfully receive and fulfill online orders and provide high quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Substantially all of our computer and communications hardware is currently located at a single leased facility in Santa Clara, California. We have experienced minor and infrequent system interruptions in the past. We do not presently have a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These disruptions could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could seriously harm our business, financial condition, operating results and cash flows.

     Our systems and operations are vulnerable to damage or interruption from a number of sources, including:

     - Fire;
     - Flood;
     - Power loss or telecommunications failure;
     - Break-ins; and
     - Earthquake and similar events.

We Rely on Selected Suppliers

     For the three and nine months ended October 31, 1999, we purchased approximately 34% and 36%, respectively, of our products from Ingram Book Company and 19% and 18%, respectively, of our products from Pearson Education Division. We rely to a large extent on rapid fulfillment from Ingram and other vendors. We generally have no commitments or arrangements with any of our vendors that guarantee the availability of merchandise, the continuation of particular payment terms or the extension of credit limits. Our current vendors may not continue to sell merchandise to us on current terms. In addition, we may be unable to establish new or extend current vendor relationships to ensure acquisition of merchandise in a timely and efficient manner and on acceptable commercial terms. If we were unable to develop and maintain relationships with vendors that would allow us to obtain sufficient quantities of merchandise on acceptable commercial terms, our business, financial condition, operating results and cash flows would be seriously harmed.

We Depend on Key Personnel

     Our performance is substantially dependent on the continued services and on the performance of our senior management and other key personnel. Our performance also depends on our ability to retain and motivate our senior management and other key employees. The loss of the services of any of our executive officers or other key employees could seriously harm our business, financial condition, operating results and cash flows.

     We have entered into employment agreements with several members of our senior management, including:

     - Mr. MacAskill, our Chief Executive Officer;
     - Mr. Orumchian, our Vice President of Engineering; and
     - Mr. Capovilla, our President and Chief Operating Officer.

Each employment agreement specifies the officer's base salary and general employee benefits, including acceleration of a portion of the employee's common stock option vesting.

Risks Associated with International Sales

     For the three and nine months ended October 31, 1999, international sales accounted for approximately 11% and 13%, respectively, of our online revenue. We expect that our percentage of online revenue from international markets will continue to represent a significant portion of our total revenue. Our international business activities are subject to a variety of potential risks, including the adoption of laws, political and economic conditions and actions by third parties that would restrict or eliminate our ability to do business in some jurisdictions. Although we currently transact business in U.S. dollars, to the extent that we determine to transact business in foreign currencies, we will become subject to the risks attendant to transacting in foreign currencies, including potential adverse effects of exchange rate fluctuations.

Year 2000 Compliance Issues Could Affect Our Business

     We are not currently aware of any Year 2000 compliance problems relating to our systems that would have a material adverse effect on our business, financial condition, operating results and cash flows. We have conducted a review of our internal computer systems to identify the systems that could be affected by the Year 2000 issue and to develop a plan to resolve the issue. Based on this review, we have upgraded our systems to versions that we believe to be Year 2000 compliant. However, we will continue to evaluate our systems and in the event we conclude that our systems are not Year 2000 compliant, we will develop a contingency plan to address these issues. Despite our efforts and results to date, Year 2000 compliance issues could still have a material adverse effect on our business, financial condition, operating results and cash flows.

     Although we believe that our products and internal systems are Year 2000 compliant, we utilize third-party equipment and software that may not be Year 2000 compliant. Failure of this third-party equipment or software to operate properly with regard to the Year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems, which could seriously harm our business, operating results, financial condition and cash flows.

     Any failure to make our products Year 2000 compliant could result in:

     - A decrease in sales of our products;
     - An increase in the allocation of resources to address Year 2000 problems of our customers without additional revenue commensurate with this dedication of resources; and
     - An increase in litigation costs relating to losses suffered by our customers due to these Year 2000 problems.

     Furthermore, the purchasing patterns of customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by us, which could seriously harm our business, financial condition, operating results and cash flows.

Protection of Our Intellectual Property Is Limited

     We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. Further, we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, partners and others to protect our proprietary rights. We pursue the registration of our trademarks and service marks in the U.S. and internationally, and have applied for the registration selected trademarks and service marks. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our products and services are made available online. While we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could seriously harm the value of our proprietary rights or reputation and in turn our business, financial condition, operating results and cash flows. The steps we have taken to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights.

We May Be Found to Infringe Proprietary Rights of Others

     Other parties may assert infringement claims against us. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. We are not currently aware of any legal proceedings pending or threatened against us. In addition, we display reviews and articles on technical subjects in our online store. Some reviews and articles may be copyrighted and we may not have explicit permission from the author for use of such intellectual property. The authors may assert infringement claims against us. If a claim is asserted alleging that we have infringed the proprietary rights of a third party, we may be required to seek licenses to continue to use this intellectual property. The failure to obtain the necessary licenses or other rights at a reasonable cost could seriously harm our business, financial condition, operating results and cash flows.

RISKS RELATED TO OUR INDUSTRY

We Depend on the Continued Growth of Electronic Commerce

     Our future revenues and profits, if any, substantially depend upon the acceptance and use of the Internet and other online services as an effective medium of commerce by our target customers. Rapid growth in the use of and interest in the Internet, the Web and online services is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. Our target customer has historically used traditional means of commerce to purchase information resources. For us to be successful, these customers must accept and utilize our online store to satisfy their information resource needs.

     In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet continues to experience significant expansion in the number of users, frequency of use or bandwidth requirements, the infrastructure for the Internet may be unable to support the demands placed upon it. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Internet generally and of us in particular. If any of the foregoing events occur our business, financial condition, operating results and cash flows would be seriously harmed.

We Must Respond to Rapid Technological Change and Evolving Industry Standards

     To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our online operations. The Internet and the electronic commerce industry are characterized by:

     - Rapid technological change;
     - Changes in user and customer requirements and preferences;
     - Frequent new product and service introductions embodying new technologies; and
     - The emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing online store and proprietary technology and systems obsolete. Our success will depend, in part, on our ability to:

     - License leading technologies useful in our business;
     - Enhance our existing services;
     - Develop new services and technology that address the increasingly sophisticated and varied needs of our current and prospective customers; and
     - Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     The development of our Web site and other proprietary technology entails significant technical and business risks. We may not successfully use new technologies effectively or adapt our online store, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner, in response to changing market conditions or customer requirements, our business, financial condition, operating results and cash flows could be seriously harmed.

Security Breaches of Third-Party Technology Could Affect Our Business

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary for secure transmission of confidential information, including customer credit card numbers. If any compromise of our security were to occur, it could expose us to a risk of loss or litigation and possible liability, as well as seriously harm our reputation, business, financial condition, operating results and cash flows. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms used by us to protect customer transaction data. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches.

     Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. If these concerns limit or reduce the use of the Internet as a means of conducting commercial transactions, our business, financial condition, operating results and cash flows could be seriously harmed.

We May Face Increased Governmental Regulation and Legal Uncertainties

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to electronic commerce. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in connection with the Internet, relating to:

     - User privacy;
     - Pricing;
     - Content;
     - Copyrights;
     - Distribution; and
     - Characteristics and quality of products and services.

     Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business, or otherwise seriously harm our business. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues like property ownership, sales tax, libel and personal privacy is uncertain and may take years to resolve. If any of these changes were to occur our business, financial condition, operating results and cash flows could be seriously harmed.

     As our service is offered over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states and foreign countries. The failure by us to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify. It is possible that the governments of other states and foreign countries also might attempt to regulate the content of our online store or prosecute us for violations of their laws. Violations of local laws may be alleged or charged by state or foreign governments. Further, we might unintentionally violate these laws and these laws may be modified and new laws may be enacted in the future.

     In addition, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. The growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet use have begun to experience interruptions in phone service. As a result, local exchange carriers have petitioned the Federal Communications Commission to regulate Internet Service Providers in a manner similar to long distance telephone carriers and to impose access fees on Internet Service Providers. If any effort to increase regulation of Internet Service Providers is successful, the expense of communicating on the Internet could increase substantially, potentially slowing the growth in the use of the Internet. Any new legislation or regulation or application or interpretation of existing laws could seriously harm our business, financial condition, operating results and cash flows.

RISKS RELATED TO THIS OFFERING

Possible Volatility of Our Stock Price

     The trading prices of our common stock may be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

     - Actual or anticipated variations in quarterly operating results;
     - Announcements of technological innovations or new products or services by us or our competitors;
     - Changes in financial estimates by securities analysts;
     - Conditions or trends in the Internet and electronic commerce industries;
     - Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments; and
     - Additions or departures of key personnel.

     In addition, stock markets in general and the market for Internet-related and technology companies in particular, have experienced extreme price and volume trading volatility in recent years. This volatility has had a substantial effect on the market prices of the securities of many high technology companies for reasons frequently unrelated to the operating performance of specific companies. These broad market fluctuations could aversely affect the market price of our common stock. In addition, in the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. If this type of litigation were instituted against us, it could result in substantial costs and a diversion of management's attention and resources, which could seriously harm our business, financial condition, operating results and cash flows.

Sales of the Shares Included in this Prospectus Could Affect Our Stock Price

     If the selling stockholders sell substantial amounts of our common stock in the public market using this prospectus, the market price of our common stock could be seriously harmed.

Existing Stockholders Could Incur Dilution as a Result of Future Issuances of Our Common Stock

     To the extent the selling stockholders exercise warrants, existing stockholders could experience dilution.

We Have Implemented Anti-Takeover Provisions

     Our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be seriously harmed by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a third-party from acquiring us without further action by our stockholders. We have no present plans to issue shares of preferred stock. Further, selected provisions of our Second Amended and Restated Certificate of Incorporation and Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table presents selected information, as of January 19, 2000, regarding the number of shares of common stock owned by the selling stockholders and as adjusted to give effect to the sales of the shares of common stock being sold in this offering. Because the selling stockholders are not obligated to sell the shares of common stock, and selling stockholders may also acquire publicly traded shares of our common stock, we cannot know how many shares each selling stockholder will beneficially own after this offering. Therefore, the number of shares listed in the column entitled shares beneficially owned after offering reflects only the current share ownership of the selling stockholders. We may update or supplement this prospectus from time to time to update this information.

     These shares are being registered to permit public secondary trading of the shares and the selling stockholders may offer these shares for resale from time to time. For a discussion regarding their resale, please see "Plan of Distribution."

     The shares being offered by the selling stockholders were acquired from us in private placement transactions effected on November 18, 1999. The shares were issued under the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. Each of the selling stockholders represented to us that it was acquiring the shares for investment and with no present intention of distributing the shares.

                                           SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                               OWNED BEFORE                         OWNED AFTER
                                               THE OFFERING                         THE OFFERING
                                          ----------------------    SHARES     ----------------------
NAME AND ADDRESS OF SELLING STOCKHOLDERS   NUMBER     PERCENT(1)    OFFERED     NUMBER     PERCENT(1)
----------------------------------------  ---------   ----------   ---------   ---------   ----------
Vulcan Ventures Incorporated(2).......    1,789,285      13.6%     1,245,807   1,789,285      13.6%
110 110th Avenue, N.E. Suite 550
  Bellevue, WA 98004
Highland Capital Partners IV Limited
  Partnership(3)......................      597,988       4.6        597,988     597,988       4.6
  Two International Place
  Boston, MA 02110
Highland Entrepreneurs' Fund IV Limited
  Partnership(4)......................       24,916         *         24,916      24,916      *
  Two International Place
  Boston, MA 02110

-------------------------
 *  Represents less than 1%.

(1) Based on 12,881,051 shares of our common stock outstanding as of January 19, 2000.

(2) Includes 287,494 shares issuable upon exercise of a warrant held by Vulcan Ventures Incorporated. Ms. Daggatt, a member of our board of directors, is an investment analyst for Vulcan Ventures Incorporated. Ms. Daggatt disclaims beneficial ownership of shares held by Vulcan Ventures Incorporated.

(3) Includes 137,997 shares issuable upon exercise of a warrant held by Highland Capital Partners IV Limited Partnership. Keith E. Benjamin, a member of our board of directors, is a managing member of the general partner of Highland Capital Partners IV Limited Partnership. Mr. Benjamin disclaims beneficial ownership of shares held by or through Highland Capital Partners IV Limited Partnership except to the extent of his pecuniary interest arising from his interest as a managing member of the general partner of Highland Capital Partners IV Limited Partnership.

(4) Includes 5,750 shares issuable upon exercise of a warrant by Highland Entrepreneurs' Fund IV Limited Partnership. Keith E. Benjamin, a member of our board of directors, is a managing member of the general partner of Highland Entrepreneurs' Fund IV Limited Partnership. Mr. Benjamin disclaims beneficial ownership of shares held by or through Highland Entrepreneurs' Fund IV Limited Partnership except to the extent of his pecuniary interest arising from his interest as a managing member of the general partner of Highland Entrepreneurs' Fund IV Limited Partnership.

                              PLAN OF DISTRIBUTION

     We will receive no proceeds from this offering. For purposes of this registration statement, selling stockholders include limited partners, donees and pledgees selling shares received from a selling stockholder named in "Selling Stockholders." The shares being offered may be sold by the selling stockholders from time to time in transactions in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of these methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom these broker-dealers may act as agents or to whom they sell as principals, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     In order to comply with the securities laws of some states, if applicable, the shares will be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may under some circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders may agree to indemnify such broker-dealers against selected liabilities, including liabilities under the Securities Act.

     Any broker-dealer participating in these transactions as agent may receive commissions from the selling stockholders, and, if it acts as agent for the purchase of these shares, from this purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares. Broker-dealers who acquire shares as principal may thereafter resell these shares from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market, on the Nasdaq National Market, in privately negotiated transactions, or by a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices, and in connection with these resales may pay to or receive from the purchasers of these shares commissions computed as described above.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of the distribution. In addition and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.

     The selling stockholders will pay all commissions and other expenses associated with the sale of shares by it. The shares being offered are being registered according to contractual obligations of ours, and we have agreed to bear selected expenses in connection with the registration and sale of the shares being offered by the selling stockholders. We have not made any underwriting arrangements in connection with the sale of shares being offered.

     This offering will terminate on November 18, 2001 or the date on which all shares offered have been sold or are eligible for sale under Rule 144(k) of the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of common stock being offered will be passed upon for Fatbrain.com, Inc. by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended January 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered. This prospectus does not contain all of the information presented in the registration statement, selected parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the common stock offered by this prospectus, please refer to the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by this reference. Copies of the registration statement may be inspected, without charge, at the offices of the Securities and Exchange Commission, or obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the address indicated below.

     We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information that we have filed can be inspected and copied at the public reference facilities of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information that is filed electronically with it. This Web site can be accessed at http://www.sec.gov.

     We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon this person's written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus, other than exhibits to such documents, unless these exhibits are specifically incorporated by reference as well. Requests for copies should be directed to Fatbrain.com, Inc., 2550 Walsh Avenue, Santa Clara, CA 95051,
Attention: Janet Hall, Interim Vice President of Finance and Chief Financial Officer, telephone: (408) 845-0100.

     No dealer, salesperson, selling stockholder or any other person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us, any of the selling stockholders or any other person. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities being offered by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospects nor any sale made hereunder shall, under any circumstances, create any implication that the information contained in this prospectus is correct as of any time after the date of the prospectus.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this prospectus:

     The registration statement on Form S-3 of which this prospectus is a part, and the exhibits filed and incorporated by reference with the Form S-3.

     Our Annual Report on Form 10-KSB filed with the Securities and Exchange
      Commission for the fiscal year ended January 31, 1999.

     An Amendment to our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the fiscal year ended January 31, 1999.

     Our Quarterly Report on Form 10-QSB filed with the Securities and Exchange
      Commission for the fiscal quarter ended October 31, 1999.

     Our Current Report on Form 8-K filed with the Securities and Exchange
      Commission on November 1, 1999.

     Our Quarterly Report on Form 10-QSB filed with the Securities and Exchange
      Commission for the fiscal quarter ended July 31, 1999.

     Our Definitive Proxy Statement filed with the Securities and Exchange
      Commission on June 24, 1999.

     Our Quarterly Report on Form 10-QSB filed with the Securities and Exchange
      Commission for the fiscal quarter ended April 30, 1999.

     The description of our common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on November 19, 1998.

     All other documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               FATBRAIN.COM, INC.

                              1,868,711 SHARES OF
                                  COMMON STOCK

                           -------------------------
                                   PROSPECTUS
                           -------------------------

     IN CONNECTION WITH THIS OFFERING, NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF SUCH INFORMATION IS GIVEN OR REPRESENTATIONS MADE, YOU MAY NOT RELY ON SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE REGISTERED HEREBY, NOR IS IT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. YOU MAY NOT IMPLY FROM THE DELIVERY OF THIS PROSPECTUS, NOR FROM ANY SALE MADE UNDER THIS PROSPECTUS, THAT OUR AFFAIRS ARE UNCHANGED SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $ 9,763.20
Legal fees and expenses.....................................   18,000.00
Nasdaq National Market filing fee...........................   17,500.00
Accounting fees and expenses................................   20,000.00
Printing and Engraving Expenses.............................   20,000.00
Transfer Agent and Registrar Fees...........................      700.00
Miscellaneous...............................................    3,536.80
                                                              ----------
          Total.............................................  $89,500.00
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under selected circumstances for liabilities, including reimbursement for expenses incurred arising under the Securities Act. Article VII, Section 7.6 of our Amended and Restated Bylaws provides for mandatory indemnification of our directors and permissible indemnification of officers or employees to the maximum extent permitted by the Delaware General Corporation Law.

     Our Certificate of Incorporation, provides that, under Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, including the federal securities laws or state or federal environmental laws.

     In addition, we have entered into indemnification agreements with each of our directors and officers. We also provide liability insurance for our directors and officers in their capacity as such, including liabilities under the Securities Act.

     Reference is made to the following documents filed as exhibits to the Registrant's initial Registration Statement on Form SB-2 (File No. 333-59361) regarding relevant indemnification provisions described above:

                                                              EXHIBIT
                          DOCUMENT                            NUMBER
                          --------                            -------
Registrant's Amended and Restated Certificate of
  Incorporation.............................................    3.1
Registrant's Bylaws.........................................    3.4
Form of Indemnity Agreement.................................   10.1

ITEM 16. EXHIBITS.

     The following exhibits are filed herewith or incorporated by reference herein:

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          -------------
      4.1     Amended Common Stock and Warrant Purchase Agreement entered into as of October 28, 1999.(1)
      4.2     Registration Rights Agreement, dated November 18, 1999, by and among the Registrant and certain of its security
              holders.(1)
      5.1     Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP regarding the legality of the securities
              being issued.
     23.1     Independent Auditors' Consent.
     23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP (included in the opinion filed as Exhibit
              5.1).
     24.1     Power of Attorney (reference is made to page II-4).

-------------------------
(1) Incorporated by reference to the registrant's current report on Form 8-K dated November 1, 1999.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to this information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by paragraphs (1)(i) or (1)(ii) is contained in any periodic report filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities being offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities being offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 24th day of January, 2000.

                                          FATBRAIN.COM, INC.

                                          By:      /s/ CHRIS MACASKILL
                                            ------------------------------------
                                                      Chris MacAskill
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Chris MacAskill and Janet Hall, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED:

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
                /s/ CHRIS MACASKILL                  Chief Executive Officer and     January 24, 2000
---------------------------------------------------  Chairman of the Board
                  Chris MacAskill

                  /s/ JANET HALL                     Interim Vice President of       January 24, 2000
---------------------------------------------------  Finance and Chief Financial
                    Janet Hall                       Officer

               /s/ KEITH E. BENJAMIN                 Director                        January 24, 2000
---------------------------------------------------
                 Keith E. Benjamin

                /s/ PETER G. BODINE                  Director                        January 24, 2000
---------------------------------------------------
                  Peter G. Bodine

                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ DIANE H. DAGGATT                  Director                        January 24, 2000
---------------------------------------------------
                 Diane H. Daggatt

                /s/ ALAN S. FISHER                   Director                        January 24, 2000
---------------------------------------------------
                  Alan S. Fisher

                /s/ TOD H. FRANCIS                   Director                        January 24, 2000
---------------------------------------------------
                  Tod H. Francis

                 /s/ KIM ORUMCHIAN                   Director                        January 24, 2000
---------------------------------------------------
                   Kim Orumchian

               /s/ PETER C. WENDELL                  Director                        January 24, 2000
---------------------------------------------------
                 Peter C. Wendell

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
  4.1     Amended Common Stock and Warrant Purchase Agreement entered into as of October 28, 1999.(1)
  4.2     Registration Rights Agreement, dated November 18, 1999, by and among the Registrant and certain of its
          securityholders.(1)
  5.1     Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
          Hachigian, LLP regarding the legality of the securities
          being issued.
 23.1     Independent Auditors' Consent.
 23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
          Hachigian, LLP (included in the opinion filed as Exhibit
          5.1).
 24.1     Power of Attorney (reference is made to page II-4).

-------------------------
(1) Incorporated by reference to the Registrant's current report on Form 8-K dated November 1, 1999.